UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023 (November 27, 2023)

BETTER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39864	85-3472546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street #49404 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 887-2311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Loan Agreement

On November 27, 2023, Better Therapeutics, Inc. (the “Company”) entered into a Second Amendment to Loan Agreement (the “Second Amendment”) with Hercules Capital, Inc. (the “Administrative Agent”) and the lenders party thereto (the “Lenders”), amending that certain Loan and Security Agreement (the “Loan Agreement”), dated as of August 18, 2021, as amended by the First Amendment to Loan Agreement, by and among the Company, the Administrative Agent and the Lenders.

The Second Amendment provides the company the right to prepay the loans without prepayment penalties during the period from November 1, 2023 until March 31, 2024 with the cash proceeds of new financings (including equity, business development transactions, or permitted convertible debt) (collectively, “New Proceeds”). In addition, any prepayment made during the period from November 1, 2023 until March 31, 2024 with New Proceeds shall decrease the company’s minimum cash covenant dollar for dollar.

If the Company raises $500,000 in New Proceeds and does not apply those funds to prepayment, the Company can instead receive a one month pause on amortization payments (which may be repeated).

If the Company raises $5 million in New Proceeds (not including amounts applied to receive pauses on amortization payments), the Company is entitled to a three month pause on amortization payments and the Company may convert $1 million of outstanding loans under the Loan Agreement to equity. Each of the rights set forth herein are subject to additional conditions and limitations set forth in the Second Amendment.

Item 8.01	Other Events.

On November 28, 2023, the Company announced that it is implementing various cost-saving measures, including company-wide salary reductions for the first quarter of 2024 to strengthen its financial position and maintain investments to support the commercial launch of AspyreRx, its lead product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Better Therapeutics, Inc.

Dated: November 30, 2023	By:	/s/ Frank Karbe
	Name:	Frank Karbe
	Title:	Chief Executive Officer